UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

May 12, 2006
Date of Report (Date of earliest event reported):

NEW FRONTIER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-50472 (Commission File Number)	84-1530098 (IRS Employer Identification No.)

P.O. Box 298
Littleton, CO 80160
(Address of principal executive offices)

(303) 730-9994
Registrant’s telephone number, including area code:

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

        Effective May 10, 2006, New Frontier Energy, Inc. (the “Corporation”) entered into a Purchase and Sale Agreement (the “Acquisition”) with Natural Resource Group Gathering, LLC, whereby the Corporation increased its investment in Slater Dome Gathering, LLLP (“SDG”) by acquiring an additional 12.16 Class A limited partnership interests, in exchange for a subordinated convertible debenture in the amount of $608,194 (the “Debenture”). The Debenture bears interest at a rate of 2.5% per annum and is due January 1, 2008. The Debenture is convertible into common shares at a conversion price of $2.00 per share. Following the acquisition of the 12.16 Class A limited partnership interests the Corporation owns 82.76% of the Class A limited partnership interests in SDG. The Corporation will receive 74.487% of SDG cash distributions until the limited partners have received cash distributions equal to their initial capital contributions and 62.07% of cash distributions thereafter.

        SDG has built a 18 mile gathering line to collect gas from the Slater Dome Prospect and transport it to the Questar transmission line in Baggs, Wyoming.

        Paul Laird, our President and Chief Executive Officer is a manager of Natural Gas Gathering Group, LLC, the general partner of SDG.

Item 3.02   Unregistered Sales of Equity Securities.

        See Item 1.01, Entry into a Material Definitive Agreement, above.

        In connection with the Acquisition, the Company issued the Debenture. The Debenture has customary weighted-average anti-dilution rights with respect to any subsequent issuance of common stock or common stock equivalents at a price less than $2.00 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions. The Debenture was offered and sold in reliance upon Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Debenture issued in the transaction has not been registered under the Securities Act or state securities laws and may not be offered or sold absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

Item 9.01   Financial Statements and Exhibits.

        The following is a complete list of Exhibits filed as part of this report on Form 8-K. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-B.

Exhibit No	Description

10.1	Purchase and Sale Agreement Effective May 10, 2006
10.2	Convertible Debenture dated May 10, 2006
99.1	Press Release Announcing Purchase issued May 16, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2006	NEW FRONTIER ENERGY, INC. By: /s/ Les Bates Treasurer, Chief Accounting and Financial Officer, Secretary and Director